                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 1, 2007

                                  MDWERKS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                333-118155                       33-1095411
         (Commission File Number)   (IRS Employer Identification Number)

                            Windolph Center, Suite I
                              1020 N.W. 6th Street
                            Deerfield Beach, FL 33442
                    (Address of Principal Executive Offices)

                                 (954) 389-8300
              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13-e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On February 1, 2007, the Board of Directors of MDwerks, Inc. (the "Company")
approved the reassignment of Gerard J. Maresca from the position of Chief
Operating Officer of the Company to the position of Vice President, Business
Development.

(c) On February 1, 2007, Mr. Maresca was appointed by the Board of Directors of the Company to serve as Vice President, Business Development of the Company.

As previously reported on a current report of the Company on Form 8-K filed by the Company with the Securities and Exchange Commission on January 5, 2006, Mr.
Maresca had an employment agreement with the Company which became effective
January 1, 2006 and extended for a term that expired on December 31, 2006. Mr.
Maresca is currently an "employee at will".

On February 1, 2007, Lila K. Sobel was appointed by the Board of Directors of the Company to serve as Chief Operating Officer of the Company. Ms. Sobel most recently was the Vice President of Medical Operations for Geisinger Health Plan,
Geisinger Health System. Ms. Sobel is 48 years old.

Effective February 1, 2007, Ms. Sobel entered into an employment agreement with the Company. The employment agreement with Ms. Sobel extends for a term expiring on December 31, 2007. Pursuant to this employment agreement, Ms. Sobel has agreed to devote substantially all of her time, attention and ability, to our business as our Chief Operating Officer. The employment agreement provides that
Ms. Sobel will receive a base salary during calendar year 2007 at an annual rate of $150,000, for services rendered in such position. In addition, Ms. Sobel may be entitled to receive, at the sole discretion of our board of directors, cash bonuses of up to 25% of her annual base salary based on Ms Sobel meeting and exceeding performance goals of the Company. Ms. Sobel is entitled to participate in our 2005 Incentive Compensation Plan and has been granted an incentive stock option to purchase 30,000 shares of Company's common stock at a price of $1.39 per share. 33 1/3% of the option granted to Ms. Sobel vested on December 27,
2006 and the remaining portion of the option will vest 33 1/3% on December 27,
2007 and 33 1/3% on December 27, 2008. We have also agreed to pay or reimburse
Ms. Sobel up to a specified monthly amount for the business use of her personal car and cell phone.

Ms. Sobel's employment agreement provides for termination by us upon death or disability (defined as 90 aggregate days of incapacity during any
365-consecutive day period) of the executive or upon conviction of a felony or any crime involving moral turpitude, or willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by Ms. Sobel, related to or affecting the performance of her duties. In the event the employment agreement is terminated by us without cause, Ms. Sobel will be entitled to compensation for the balance of the term of her employment agreement. The employment agreement with Ms. Sobel does not have any change of control provisions.

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The employment agreement also contains covenants (a) restricting Ms. Sobel from engaging in any activities competitive with our business during the term of such employment agreement and one year thereafter, (b) prohibiting Ms. Sobel from disclosure of confidential information regarding us at any time and (c)
confirming that all intellectual property developed by Ms. Sobel and relating to our business constitutes our sole and exclusive property.

The foregoing summary of Ms. Sobel's employment agreement is qualified by reference to the full text of her Employment Agreement, attached as Exhibit
10.1, which is incorporated herein in its entirety.

The press release issued by the Company on February 1, 2007 announcing the reassignment and appointment of Mr. Maresca and the appointment of Ms. Sobel, is attached hereto as exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     The following exhibits are filed as part of this report:

Exhibit No.   Description
-----------   -----------
    10.1      Employment Agreement of Lila K. Sobel dated February 1, 2007

    99.1      Press release dated February 1, 2007.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MDWERKS, INC.

Dated: February 2, 2007                 By: /s/ Howard B. Katz
                                            ------------------------------------
                                        Howard B. Katz
                                        Chief Executive Officer

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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
    10.1      Employment Agreement of Lila K. Sobel dated February 1, 2007

    99.1      Press release dated February 1, 2007.

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